Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-7

*CUSIP:	21988K834	Class	A-1
	21988KAN7	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 28, 2014.

INTEREST ACCOUNT

Balance as of February 18, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of March 28, 2014 Call Price received March 28, 2014 upon exercise of Call Warrants by certain of the holders thereof		$61,127.92
Contribution from Trustee		$0.00
LESS:
Distribution of interest to Class A-1 Holders on March 28, 2014	-$	37,625.00
Distribution of interest to Class A-2 Holders on March 28, 2014	-$	205.92
Distribution to Class A-2 Holders of Amortizing Notional Amount on March 28, 2014	-$	23,297.00
Distribution to Depositor	-$	0.00
Distribution to Trustee		$0.00
Balance as of March 28, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of February 18, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of March 28, 2014 Call Price received March 28, 2014 upon exercise of Call Warrants by certain of the holders thereof		$5,000,000.00

LESS:
Distribution of principal to Class A-1 Holders on March 28, 2014	-$	5,000,000.00
Distribution of $5,000,000 principal amount of underlying securities to certain Call Warrants Holders on March 28, 2014
Balance as of March 28, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF March 28, 2014
Principal Amount	Title of Security

$17,125,000	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.